Exhibit 5.1

Orrick, Herrington & Sutcliffe LLP 222 Berkeley St. Ste. 2000 Boston, MA 02116 +1-617-880-1800 orrick.com

February 10, 2023

Kineta, Inc.

219 Terry Ave. N., Suite 300

Seattle, WA 98109

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Kineta, Inc., a Delaware corporation (the “Company”), in connection with the offering by the Company of up to $17,500,000 of shares of the Company’s common stock, par value $0.001 (the “Shares”), pursuant to a registration statement on Form S-3 (Registration Statement No. 333-269340), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”) (the “Registration Statement”); evidence satisfactory to us that the Registration Statement became effective on January 30, 2023; the Prospectus, dated January 30, 2023, which forms a part of and is included in the Registration Statement (the “Base Prospectus”); and the prospectus supplement dated February 10, 2023, filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Act (the “Prospectus Supplement”). Except where the context requires otherwise, the Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares are to be sold by the Company in the manner described in the Registration Statement and the Prospectus.

In connection with rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Fifth Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof, (ii) the Fourth Amended and Restated Bylaws of the Company, as amended through the date hereof, (iii) certain resolutions of the Board of Directors of the Company relating to the issuance, sale and registration of the Shares, (iv) the Registration Statement, (v) the Prospectus and (vi) such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power,

Kineta, Inc.

February 10, 2023

corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdictions.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement and to the filing of this opinion letter as an exhibit to the Company’s Current Report on Form 8-K. In giving such consent, we do not hereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ORRICK, HERRINGTON & SUTCLIFFE LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP